Exhibit 10.1

Execution Version

SUPPLEMENT NO. 3 TO

TRANSACTION AGREEMENTS

This Supplement No. 3 to Transaction Agreements (this “Supplement”) is entered into as of December 16, 2020 by and among Invus, L.P., a Bermuda limited partnership (“Invus, L.P.”), Invus C.V., a Netherlands limited partnership (“Invus C.V.”), and Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Invus, L.P. and the Company entered into the Securities Purchase Agreement, dated as of June 17, 2007, by and between Invus, L.P. and the Company (as amended, supplemented or otherwise modified, the “Securities Purchase Agreement”), the Stockholders’ Agreement, dated as of June 17, 2007 (as amended, supplemented or otherwise modified, the “Stockholders’ Agreement”) and the Registration Rights Agreement, dated as of June 17, 2007 (as amended, supplemented or otherwise modified, the “Registration Rights Agreement”, and, together with the Stockholders’ Agreement, the “Transaction Agreements”);

WHEREAS, Artal International S.C.A., an affiliate of Invus, L.P. and Invus C.V., the Company and certain other parties have entered into a Subscription Agreement, dated as of December 11, 2020 (the “Subscription Agreement”), pursuant to which the Company has agreed to sell (the “Offering”), and Artal International S.C.A. has agreed to purchase, additional shares of Company Common Stock; and

WHEREAS, in connection with, and as condition to, the Offering, Invus, L.P. and Invus C.V and the Company desire to amend the Transaction Agreements in certain respects.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Amendment to the Stockholders’ Agreement

(a) The definition of “Investor” in the Stockholders’ Agreement is hereby amended to collectively refer to Invus, L.P., Invus C.V., Invus Public Equities, L.P., Artal International S.C.A and any of their respective affiliates.

Section 2. Amendment to the Registration Rights Agreement

(a) The definition of “Holders” in Section 1.01 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Holders” means the Investor, Invus C.V., Invus Public Equities, L.P., Artal International S.C.A,, any Assigned Transferee and any affiliate of any of the foregoing Persons.

(b) The parties hereto hereby intend that the foregoing amendment will give Artal International and any other person satisfying such definition the rights of Holders under the Registration Rights Agreement. Pursuant to Section 5.06 of the Registration Rights Agreement, Invus, L.P. and Invus C.V., as Holders (as defined in the Registration Rights Agreement) of a majority of the outstanding shares of Registrable Securities (as defined in the Registration Rights Agreement), hereby consent to the above amendment to Section 1.01 of the Registration Rights Agreement, and the Company expressly acknowledges the receipt of such consent.

Section 3. Consent to Further Amendments; Further Assurances

The parties hereto hereby consent to such other amendments and changes to the Stockholders’ Agreement and the Registration Rights Agreement as necessary to give effect to the intent of this Supplement and shall execute and deliver or cause to be executed and delivered any additional documents, certificates, consents, waivers and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Supplement and those transactions contemplated herein.

Section 4. Ratification and Confirmation

The Transaction Agreements, as hereby amended, supplemented or otherwise modified, are hereby ratified and confirmed in all respects. This Supplement shall be interpreted and construed together with, and as a part of, each of the Transaction Agreements, as applicable. Any reference in any other document to any of the Transaction Agreements shall be deemed to refer to the applicable Transaction Agreement, as modified by this Supplement. The execution, delivery and effectiveness of this Supplement shall not constitute a modification or waiver of any provision of the Transaction Agreements except as expressly provided herein.

Section 5. Governing Law

This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York. All actions and proceedings arising out of or relating to this Supplement shall be heard and determined exclusively in any New York state or federal court, in each case sitting in the Borough of Manhattan. The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court, in each case sitting in the Borough of Manhattan, for the purpose of any Action arising out of or relating to this Supplement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Supplement may not be enforced in or by any of the above-named courts.

Section 6. Counterparts

This Supplement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investors and the Company have caused this Supplement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INVESTORS:

INVUS, L.P., a Bermuda limited partnership

By: Invus Advisors, L.L.C., its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS C.V., a Netherlands limited partnership

By: Ulys, L.L.C., its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

COMPANY:

LEXICON PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Jeffrey L. Wade
Name:	Jeffrey L. Wade
Title:	Chief Financial Officer & EVP Corp & Admin Affairs

[Signature Page to Supplement No. 3 to Transaction Agreements]